Exhibit 10.12(a)
Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.
Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.
The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.
FRAMEWORK AGREEMENT
FOR THE SUPPLY OF GOODS
between
G42 HOLDING US LLC
and
CEREBRAS SYSTEMS, INC.

CLAUSE

1.	Definitions And Interpretation	3

2.	Supply Contracts	5

3.	Commencement And Duration	6

4.	Termination	6

5.	Survival	6

6.	Confidentiality	7

7.	Compliance	7

8.	Variation	8

9.	Waiver	8

10.	Rights, Remedies And Liability	9

11.	Severance	9

12.	Entire Agreement	9

13.	Assignment And Other Dealings	10

14.	No Partnership Or Agency	10

15.	Third Party Rights	10

16.	Notices	10

17.	Counterparts	10

18.	Governing Law	11

19.	Jurisdiction	11

Schedule 1 − Template Purchase Order

Schedule 2 − Supply Contract Terms
This Framework Agreement is dated 13 September 2023
Parties
(1)G42 HOLDING US LLC a company incorporated and registered under the laws of the State of Delaware, issued a Delaware State File Number of 7626371 by the Secretary of State of the State of Delaware and whose principal place of business is at [***] (G42).

(2)CEREBRAS SYSTEMS, INC., a company incorporated and registered under the laws of the State of Delaware, issued a Delaware State File Number by the Secretary of State of the State of Delaware of 6009247 and whose registered office is at 1237 E. Arques Avenue Sunnyvale, California 94085, (Supplier).
BACKGROUND
(A)G42 [***] wish to purchase the Supplier’s Goods from time to time under this framework agreement (Framework Agreement).
(B)When G42 [***] requests Goods from the Supplier or its Affiliates, and the Supplier (or the relevant Affiliate) is able to provide such Goods, the relevant parties will enter into a separate Supply Contract (as defined below) in accordance with this Framework Agreement.
Agreed terms
1.Definitions and interpretation
The following definitions and rules of interpretation shall apply to this Framework Agreement.
1.1Definitions:
Affiliate means: (i) in respect of the Supplier another person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Supplier; and (ii) in relation to G42, includes [***] and any person that is Controlled by [***].
Anti-Bribery Law means all applicable laws, decrees and regulations prohibiting corruption and improper payments to government officials, commercial bribery, money laundering, and other similar anti-bribery and anti-corruption laws and regulations.
Business Day: a day other than a Saturday, Sunday or public holiday in the [***].
Commencement Date: the date of execution of this Framework Agreement.
Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management, business or policies of another, whether through the ownership of shares, by contract or otherwise, or the power to elect or appoint at least fifty percent (50%) of the directors, managers, partners or other individuals exercising similar authority, and Controlling and Controlled shall be construed accordingly.
Framework Agreement: means this agreement together with the Schedules to it.
G42 Affiliate: an Affiliate of G42.

G42 Representative: means a person duly authorised to act on behalf of G42 [***] for the purposes of this Framework Agreement and identified to the Supplier by written notice from G42 or [***].
Goods: the goods to be provided by the Supplier under a Supply Contract, including any associated services, software or other deliverables.
Group 42 Holding means Group 42 Holding Limited, a company registered in the Abu Dhabi Global Market [***].
Insolvency Event: means the occurrence of any one or more of the following events in relation to a party: (i) the party becomes unable to pay its debts, admits its inability to pay its debts or becomes insolvent; (ii) the party voluntarily declares bankruptcy; (iii) the party is subject to involuntary bankruptcy proceedings (which are not dismissed within [***]) or makes an assignment for the benefit of its creditors; (iv) a petition is presented, an order made or a resolution passed for the liquidation (otherwise than for the purposes of a solvent amalgamation or reconstruction), administration, bankruptcy or dissolution of the party; (iii) an administrative or other receiver, manager, trustee, liquidator, administrator or similar person or officer is appointed to the party and/or over all or any part of the assets of the party; or (iv) the party enters into or proposes any composition or arrangement concerning its debts with its creditors (or any class of its creditors) generally; (v) or anything analogous or equivalent to any of the events or circumstances listed in limbs (i) to (v) (inclusive) occurs in any applicable jurisdiction.
Purchase Order: means any purchase order issued to the Supplier by G42 [***] in respect of the Goods to be supplied under a Supply Contract, a template of which is at Schedule 1.
Supply Contract: an agreement for the provision of Goods by the Supplier to G42 [***] agreed in accordance with clause 2 (Supply Contracts) and incorporating the terms and conditions set out in: (i) the applicable Purchase Order; and (ii) Schedule 2.
1.2Clause, schedule and paragraph headings shall not affect the interpretation of this Framework Agreement.
1.3A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.4The Schedule forms part of this Framework Agreement and shall have effect as if set out in full in the body of this Framework Agreement. Any reference to this Framework Agreement includes the Schedules.
1.5A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.
1.6Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.8A reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.
1.9A reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.
1.10A reference to writing or written includes fax and email.
1.11Any obligation on a party not to do something includes an obligation not to allow that thing to be done.
1.12A reference to this Framework Agreement or to any other agreement or document is a reference to this Framework Agreement or such other agreement or document, in each case as varied from time to time.
1.13References to clauses and Schedule are to the clauses and the Schedule of this Framework Agreement and references to paragraphs are to paragraphs of the relevant Schedule.
1.14Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
2.Supply Contracts
2.1This Framework Agreement governs the overall relationship between the parties in relation to the Goods provided by the Supplier to G42 [***], and sets out:
(a)in this clause 2, the procedure for G42 [***] to request the provision of Goods from the Supplier under separate Supply Contracts;
(b)in Schedule 1, the template Purchase Order, to be issued by G42 [***];
(c)in Schedule 2, the terms that shall be incorporated into each Supply Contract.
2.2The G42 Representative may from time to time request in writing (including by email) the provision of any goods which the Supplier supplies in the course of its business.
2.3Within [***] of receipt of a written request from the G42 Representative, the Supplier shall:
(a)either notify G42 that it is unable to provide the requested goods; or
(b)complete the template Purchase Order at Schedule 1 and submit a draft to G42 for its written approval or [***] (as applicable).

2.4A Supply Contract shall not enter into force, be legally binding or have any other effect unless:
(a)a valid Purchase Order has been: (i) mutually agreed to by G42 [***] and Supplier in writing; and (ii) issued to the Supplier by G42 [***]; and
(b)as of the date the Purchase Order is issued, this Framework Agreement has not been terminated.
2.5Each Supply Contract:
(a)shall be entered into by: (i) G42 [***]; and (ii) the Supplier; and
(b)forms a separate contract between its signatories.
3.Commencement and duration
This Framework Agreement shall commence on the Commencement Date and shall continue until terminated in accordance with clause 4 (Termination).
4.Termination
4.1Without affecting any other right or remedy available to it, either party may terminate this Framework Agreement with immediate effect by giving written notice to the other party if:
(a)the other party commits a material breach of any term of this Framework Agreement and (if such breach is remediable) fails to remedy that breach within a period of [***] after being notified in writing to do so; or
(b)an Insolvency Event occurs in relation to the other party.
4.2Without affecting any other right or remedy available to it, either party may terminate this Framework Agreement for convenience on giving not less than [***] written notice to the other party.
5.Survival
5.1On termination of this Framework Agreement, howsoever arising, each Supply Contract then in force at the date of such termination shall continue in full force and effect for the remainder of the term of such Supply Contract, unless terminated earlier in accordance with the terms of such Supply Contract.
5.2The termination of any Supply Contract shall not affect any other Supply Contracts or this Framework Agreement.

5.3On termination of the Framework Agreement, the following clauses shall continue in force: clause 1 (Interpretation), clause 5 (Survival), clause 6 (Confidentiality), clause 18 (Governing law) and clause 19 (Jurisdiction).
5.4Termination of this Framework Agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination, including the right to claim damages in respect of any breaches of the agreement which existed at or before the date of termination.
6.Confidentiality
6.1Each party undertakes that it shall not disclose to any person any confidential information concerning the business, affairs, customers, clients or supplier of the other party or any of its Affiliates, except as permitted by clause 6.2.
6.2Each party may disclose the other party’s confidential information:
(a)to its employees, officers, representatives, contractors, subcontractors or advisers who need to know such information for the purposes of exercising the party’s rights or carrying out its obligations under or in connection with this Framework Agreement. Each party shall ensure that its employees, officers, representatives, contractors, subcontractors or advisers to whom it discloses the other party’s confidential information comply with this clause 6; and
(b)as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.
6.3No party shall use any other party’s confidential information for any purpose other than to exercise its rights and perform its obligations under or in connection with this Framework Agreement.
7.Compliance
7.1Each party undertakes that:
(a)it has not committed and will not commit any offence under any Anti-Bribery Law (a “Bribery Offence”);
(b)it has not been formally notified that it is subject to an investigation relating to alleged Bribery Offences or prosecution or enforcement action under any Anti-Bribery Law;
(c)it is not aware of any circumstances that could give rise to an investigation relating to an alleged Bribery Offence or prosecution or enforcement action under any Anti-Bribery Law; and
(d)it shall not provide any money, negotiable securities, entertainment activities, or other kind of bribes to any of party hereunder or any of such party’s or its

Affiliates’ employees, principals, managers or their relatives, nor to any government or national staff and their relatives, for the purpose of obtaining or retaining business opportunities.
7.2Each party shall notify the other party [***] in writing if it becomes aware or has reason to believe that it or any of its Affiliates has, or any of its or its Affiliates’ employees, subcontractors, agents or other third party working on its or their behalf has, breached or potentially breached this clause 7. Such notice to set out full details of the circumstances concerning the breach or potential breach of this clause 7.
7.3Each party warrants that:
(a)neither it or any of its Affiliates (nor any of its or its Affiliates’ principals, owners, officers, directors, or agents) is: (i) the subject of economic sanctions maintained by the United States, European Union, United Kingdom, or United Nations (a “Blocked Party”); (ii) ordinarily resident, located, or organised in a jurisdiction which is the subject of countrywide or territory-wide sanctions administered by the United States, European Union or United Kingdom (a “Restricted Country”); (iii) owned or Controlled by, or acting on behalf of, any of the foregoing; or (iv) a person with whom transactions are otherwise prohibited under any sanctions laws of the United States, European Union, United Kingdom, or other similar governmental bodies with regulatory authority over the other party or any of its Affiliate; and
(b)in relation to its activities with the other party and such party’s Affiliates, neither party or its Affiliates will engage in any business or dealings, directly or indirectly, with any: (i) Blocked Party; (ii) person or entity owned or Controlled by, or acting on behalf of, any Blocked Party; or (iii) person or entity resident, located, or organised in a Restricted Country.
8.Variation
No variation of this Framework Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).
9.Waiver
9.1A waiver of any right or remedy under this Framework Agreement or by law is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.
9.2A failure or delay by a party to exercise any right or remedy provided under this Framework Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Framework Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

10.Rights, remedies and liability
10.1Except as expressly provided in this Framework Agreement, the rights and remedies provided under this Framework Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.
10.2To the extent permitted by applicable law, in no event will either party be liable under any contract, tort, statutory, indemnity or other legal or equitable theory, including negligence, for any indirect, incidental, punitive, special or consequential damages arising under this Framework Agreement, even if such party has been advised of the possibility of such damages and whether not such damages are foreseeable.
10.3The parties acknowledge that the liability of the parties to each Supply Contract shall be determined by the liability arrangements agree by such parties and specified in such Supply Contract.
11.Severance
11.1If any provision or part-provision of this Framework Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Framework Agreement.
11.2If any provision or part-provision of this Framework Agreement is deemed deleted under clause 11.1 the parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.
12.Entire agreement
12.1This Framework Agreement constitutes the entire agreement between the parties in relation to its subject matter and supersedes and extinguishes all agreements, arrangements, promises, undertakings, proposals, warranties, representations and understandings between them at any time before their respective signature (Pre-Contractual Statements), whether written or oral, relating to its subject matter.
12.2Each party acknowledges that in entering into this Framework Agreement it does not rely on any Pre-Contractual Statement made by or on behalf of the other party (whether made innocently or negligently) in relation to the subject matter of this Framework Agreement, other than those which are set out expressly in this Framework Agreement.
12.3Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on, and hereby waives all rights and remedies which might otherwise be available to it in relation to, any Pre-Contractual Statement.
12.4Nothing in this clause 12 shall limit or exclude the liability of either party arising out of any precontractual fraudulent misrepresentation or fraudulent concealment.

13.Assignment and other dealings
Neither party shall assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Framework Agreement without the prior written consent of the other party.
14.No partnership or agency
14.1Nothing in this Framework Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any party the agent of another party, or authorise any party to make or enter into any commitments for or on behalf of any other party.
14.2Each party confirms it is acting on its own behalf and not for the benefit of any other person.
15.Third party rights
Unless it expressly states otherwise, this Framework Agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Framework Agreement.
16.Notices
16.1Any notice given to a party under or in connection with this Framework Agreement shall be in writing and shall be delivered by hand or next working day delivery service at its registered office.
16.2Any notice shall be deemed to have been received:
(a)if delivered by hand, at the time the notice is left at the proper address;
(b)if sent by next working day delivery service, [***]; or
(c)if sent by email, at the time of transmission, or, if this time falls outside business hours in the place of receipt, when business hours resume. In this clause 16.2(c), business hours means [***].
16.3This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
17.Counterparts
17.1This Framework Agreement may be executed in any number of counterparts, each of which shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

17.2Transmission of an executed counterpart of this Framework Agreement (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as the transmission of an executed “wet-ink” counterpart of this Framework Agreement. If this method of transmission is adopted, without prejudice to the validity of the Framework Agreement thus made, each party shall on request provide the others with the “wet-ink” hard copy originals of their counterpart.
17.3No counterpart shall be effective until each party has provided to the others at least one executed counterpart.
18.Governing law
This Framework Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
19.Jurisdiction
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Framework Agreement or its subject matter or formation.

IN WITNESS WHEREOF, the parties hereto have duly executed this Framework Agreement in any number of counterparts of identical content as of the date first above written.

EXECUTED for and on behalf of

G42 HOLDING US LLC

/s/ Martin Edelman

Name: Martin Edelman

Title: Authorised Signatory

Date: 13/09/2013

EXECUTED for and on behalf of

CEREBRAS SYSTEMS, INC.

/s/ Andrew Feldman

Name: Andrew Feldman

Title: Authorised Signatory

Date: 8/24/2023

SCHEDULE 1
TEMPLATE PURCHASE ORDER

PURCHASE ORDER (LEGAL)
This Purchase Order is dated [INSERT DATE] (the Commencement Date).
PARTIES
[CEREBRAS ENTITY NAME] incorporated and registered in [INSERT], with company number [INSERT] whose registered office is at [INSERT] (the Supplier).	[***] incorporated and registered in [INSERT], with company number [NUMBER]whose registered office is at [REGISTERED OFFICE ADDRESS] (G42).
BACKGROUND

1.    G42 HOLDING US LLC and CEREBRAS SYSTEMS, INC. entered into a framework agreement dated [INSERT DATE] (Framework Agreement), allowing G42 or any of its Affiliates to request Goods from [INSERT CEREBRAS ENTITY NAME].
2.    Pursuant to the Framework Agreement, G42 requests certain Goods to be provided by the Supplier, and the Supplier agrees to provide such Goods to G42 in accordance with this Supply Contract.
3.    Unless otherwise stated or the context otherwise requires: (i) the terms set out in Schedule 2 of the Framework Agreement shall apply to this Purchase Order and are hereby incorporated by reference; and (ii) the definitions and rules of interpretation set out in Schedule 2 of the Framework Agreement shall apply to this Purchase Order.

PURCHASE ORDER (COMMERCIAL)

Project	[INSERT]

Purchase Order No.	[INSERT]

Purchase Requisition No.	[INSERT]
GOODS

Goods	[INSERT]

Acceptance Period	[INSERT]
FEES

Goods	[INSERT]

Total Fees	[INSERT]
DELIVERY ARRANGEMENTS

Delivery Location	[INSERT]

Delivery Terms	[INSERT]

Delivery Date	[INSERT]

Invoice Address	[INSERT]
WARRANTY* AND SPECIFICATIONS

Warranty Period *(only if different from Supply Contract)	[INSERT]

Specifications	[INSERT]

Validation Checks/ Acceptance Criteria	[INSERT]
OTHER DETAILS

Liability Cap [Requires Supplier initials]	[INSERT]

Liquidated Damages	[INSERT]

Importer of Record (only if applicable)	[INSERT]

Special Terms	[INSERT]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Order in any number of counterparts of identical content as of the date first above written.

EXECUTED for and on behalf of [INSERT G42 PURCHASING ENTITY NAME]

Name:

Title: Authorised Signatory

Date:

EXECUTED for and on behalf of [INSERT SUPPLIER ENTITY NAME]

Name:

Title:

Date:

Schedule 2    Supply Contract Terms
The Supplier agrees to supply and G42 agrees to purchase the applicable Goods and/or Services to G42 on the terms and conditions set out in: (i) this Schedule 2 (Supply Contract Terms); and (ii) the applicable Purchase Order. The Supplier expressly agrees that it shall be deemed to be bound by the terms set out in this Schedule 2 upon acceptance of the applicable Purchase Order and on proceeding to provide the relevant Goods and/or Services to G42.
1.Definition and Interpretation
1.1In this Supply Contract:
Acceptance Period means, for the purposes of clause 3.4, the period of time specified in the relevant Purchase Order;
Affiliates means, in relation to either Party, its holding companies, its subsidiaries, the subsidiaries of each of its holding companies and any other entities where such party possesses the power to determine the direction to be taken by these entities;
Business Day means a day other than a Saturday, Sunday or public holiday in the [***].
Commencement Date has the meaning given to it in the Purchase Order;
Confidential Information means any information (i) which is confidential and proprietary in nature; (ii) which has been designated as confidential; or (iii) the unauthorised disclosure of which would prejudice the interests of either Party and/or any of its Affiliates;
Defect means any material defects in or failure of the Goods and/or Works which includes the same not being delivered in accordance with the requirements of this Supply Contract and/or not materially conforming to the quantity, quality, description, specification, patterns, samples, testing or performance requirements specified in this Supply Contract;
Deliverables means, in relation to the Services, the deliverables set out in the Purchase Order or otherwise mutually agreed to by the Parties in writing;
Delivery Date means the delivery date for each of the Goods as specified in the Purchase Order or as communicated to the Supplier by G42 from time to time;
Delivery Location means where the Goods are to be delivered and installed (as required), as set out in the Purchase Order or communicated to the Supplier by G42 from time to time;
Delivery Terms means: (i) the delivery terms specified in the applicable Purchase Order; or (ii) if the applicable Purchase Order does not specify any delivery terms, [***];

EULA means the Supplier’ End User License Agreement, as modified herein by the amendments set forth in the Exhibit to this Schedule 2, which is incorporated into and made part of the Purchase Order;
Fees means the fees in respect of the Services and/or Goods as set out in the Purchase Order;
Documentation means user manuals, protocols or other documentation provided by the Supplier under this Supply Contract in connection with the Goods and related to the use of the Goods, which shall be provided in the English language;
Force Majeure Event means any event beyond the reasonable control of the affected Party which could not be prevented by the affected Party undertaking reasonable precautions, to the extent such event prevents or delays the performance of its obligations under this Supply Contract;
G42 means the [***];
Goods means the goods being procured by G42 as listed in the Purchase Order;
Good Industry Practice means the best practices which would reasonably be expected to be observed by a skilled and experienced Supplier engaged in carrying out activities the same as or similar to the Services and/or the Works;
Indemnified Persons means a Party and [***];
IPR means all intellectual property rights, including copyright and authors rights, database rights and rights in patents, designs, images, inventions, utility models, trade names, trademarks, service marks, trade dress or get-up, goodwill, domain names, know-how, trade secrets and all other intellectual property rights, registered or unregistered, anywhere in the world;
Liability Cap has the meaning given to it in the applicable Purchase Order;
Liquidated Damages means, if applicable, the amounts set out in the Purchase Order which are payable by the Supplier to G42 for specified breaches of this Supply Contract;
Parties means G42 and the Supplier collectively, and each individually being referred to as a Party;
Purchase Order means the purchase order issued to the Supplier for the delivery of Services and/or Goods which is accepted by Supplier in writing, which shall be automatically generated by G42 and upon Supplier’s acceptance forms part of this Supply Contract;
Project has the meaning ascribed to it in the Purchase Order;

Project Materials means any Deliverables created by the Supplier or its representatives, Affiliates or subcontractors for G42 pursuant to this Supply Contract, excluding the Supplier’s Materials;
Services means the services set out in the Purchase Order and includes the provision of the Deliverables;
Site means each of the various premises at which Services and/or Works are to be performed, as specified in the Purchase Order or notified to the Supplier by G42 from time to time;
Supplier means the entity specified as such in the Purchase Order;
Supplier’s Materials means IPR, Confidential Information, Documentation, Software (as defined in the EULA), data, materials and other tangible and intangible property of the Supplier (i) made available by the Supplier to G42 for the purpose of this Supply Contract; and (ii) not created as Project Materials in the course of providing the Services. Supplier’s Materials includes any improvements, derivatives, updates and upgrades to Supplier’s Materials, but expressly excludes all G42 Confidential Information and G42 IPR;
Supply Contract means the terms and conditions set out in the applicable Purchase Order, this Schedule 2 and the EULA collectively;
Term has the meaning ascribed to it in clause 2.1;
Validation Checks means such checks and acceptance criteria expressly specified in the Purchase Order, which may apply to the Goods, Services or Works in order to determine acceptance in accordance with clauses 3.4 and 4.5 below;
VAT has the meaning ascribed to it in Federal Decree Law No (8) of 2017 on Value Added Tax (as amended and updated from time to time) and any other laws, resolutions, regulations and circulars issued by the Federal Tax Authority (as established pursuant to Federal Decree Law No. (13) of 2016) in connection thereof;
Warranty Period means a minimum period of [***] or such longer warranty period as may be set out in the Purchase Order or the Documentation;
Works means, in relation to the Goods, the installing, testing and commissioning of the Goods, all work at the Delivery Location necessary for taking such actions, any remedial obligations during the Warranty Period and all ancillary services as mutually agreed upon by the Parties in writing.
1.2In this Supply Contract the words include and including shall mean including without limitation.
1.3Except where otherwise expressly provided or set out therein, if there is a conflict or inconsistency among any of the provisions in this Schedule 2, the Purchase Order or any other exhibit or appendices or any documents referred to or otherwise incorporated into this Supply Contract, the order of descending precedence will be as follows: (1) the Purchase Order; (2) the terms set out in this Schedule 2; (3) any other exhibits or appendices; or (4) any documents referred to or otherwise incorporated into this Supply Contract to the extent of the conflict or inconsistency.
2.Term
2.1This Supply Contract shall commence from the Commencement Date and shall continue and remain in full force and effect until the delivery of the Goods and completion of the Works and/or Services (as applicable) to the reasonable satisfaction of G42 (the Term), unless terminated in accordance with the provisions of this Supply Contract or as otherwise agreed in writing by the Parties.
3.Time, Performance and Acceptance of the Services
3.1Any time for the performance and delivery of the Services (or any part thereof) shall be as agreed by the Parties in writing and shall be of the essence. Any failure by the Supplier to perform the Services as agreed shall constitute a material breach of this Supply Contract except to the extent caused by a Force Majeure Event. If no time for the performance of the Services is agreed, then the Supplier shall perform such Services [***] in accordance with Good Industry Practice.
3.2The Supplier shall perform the Services in compliance with all G42 policies set forth in the Purchase Order or otherwise agreed to by Supplier in writing from time to time.
3.3When visiting or providing Services at the Site(s), the Supplier must comply with all workplace policies and procedures, including health and safety, security and information protection requirements, and all policies and procedures, directions or instructions of G42 or the owner or occupier of each relevant Site.
3.4Each Deliverable shall be subject to acceptance by G42, with such acceptance occurring on the earlier of: [***]. G42 will use [***] notify the Supplier of its acceptance or rejection of a Deliverable [***] after the date of receipt (not to exceed [***] as may be specified in the relevant Purchase Order). A failure or delay by G42 to notify the Supplier of its acceptance or rejection of a Deliverable shall constitute deemed acceptance. If a Deliverable is rejected by G42, the Supplier shall [***] correct and re-submit the same for acceptance [***] (or within such longer period as may be agreed by the Parties acting reasonably) from the date of such rejection at the Supplier’s own costs. G42 shall use [***] notify the Supplier of its acceptance or rejection of any re-submitted Deliverable [***] after the date of receipt (not to exceed [***] as may be specified in the relevant Purchase Order). If a Deliverable is rejected [***], G42 shall have the right to terminate this Supply Contract for material breach pursuant clause 13.2.

4.Delivery, Installation and Acceptance of Goods
4.1The Supplier shall deliver the Goods, together with the full and complete copies of the Documentation, as set forth in the Purchase Order, at the Delivery Location on the Delivery Date in accordance with the relevant Delivery Terms or, if no such date is specified in the Purchase Order[***], except to the extent a delay is due to a Force Majeure Event. Time is of the essence as to the delivery of the Goods and if the Supplier does not comply with its obligations in the preceding sentence beyond the applicable cure period, G42 may, without prejudice to any other rights or remedies that it may have:
a)cancel the Purchase Order in whole or in part without incurring any liability to the Supplier;
b)refuse to accept any subsequent delivery of items comprised in the Goods which the Supplier attempts to make;
c)purchase substitute items elsewhere; and/or
d)hold the Supplier accountable for any loss and additional reasonable costs to the extent actually incurred by G42 due to the Supplier’s unexcused delay.
4.2The Goods shall be properly packed and secured in accordance with Good Industry Practice and in such manner as to enable them to reach the Delivery Location in good condition. No charge shall be made for wrapping, packing, cartons, boxes, crating or containers unless specified in the Purchase Order, and G42 shall not be responsible for returning those materials.
4.3The Goods shall be delivered by the Supplier [***], or as otherwise specified by G42 in writing quoting G42’s Purchase Order number. The Goods shall be received at the Delivery Location, subject to G42’s inspection and approval. Any Goods which G42 rejects as not conforming to the Purchase Order shall be returned at the Supplier’s full risk and expense.
4.4Unless G42 and the Supplier have, before or at the same time as the Purchase Order, agreed in writing (signed on behalf of G42) additional conditions regarding preparation of or environmental requirements at the Site at which the Goods are to be delivered and/or installed, the Supplier acknowledges and agrees that the Goods are suitable to be installed and used at the Site(s) at which G42 intends to use them and that there are no additional conditions regarding Site preparation or environmental requirements.
4.5In relation to installation and acceptance tests:
a)except where clause 4.5(e) applies, the Supplier shall, without further charge to G42, deliver the Goods at the Delivery Location and/or install the Goods at the premises at which G42 intends to use them and subject the Goods to their standard acceptance tests, including any Validation Checks that may be carried out by G42;

b)if the Goods pass those tests, the Supplier will issue an acceptance certificate to that effect to G42, but receipt by G42 of such an acceptance certificate will not constitute legal acceptance by G42;
c)if the Goods do not (on any attempt) pass those tests, the Supplier will (without affecting G42’s other rights and remedies) [***] carry out all necessary remedial work and resubmit the Goods to the tests as set out in clause 4.5(a) and clause 4.5(b);
d)If all the tests have not been successfully completed [***], G42 shall have the same rights as it would have had if the Supplier had not performed its obligations under clause 4.1; and
e)if G42 and the Supplier have, before or at the Commencement Date, agreed otherwise in writing (signed on behalf of G42), then G42 (itself or through a third party) will be responsible for testing and/or installing the Goods and clauses 4.5(a) to 4.5(d) shall not apply,
4.6In no event shall G42 be deemed to have accepted the Goods or any constituent part of it unless it has notified the Supplier of its acceptance in writing. G42 may also reject the Goods as though they had not been accepted [***] if any Defect in the Goods has become apparent.
5.Risk and Property
5.1The Goods shall be at [***] until delivery to G42 at the Delivery Location, or as otherwise specified by G42 in accordance with clause 4.3. The Supplier shall off-load the Goods [***].
5.2Ownership of the Goods shall pass to G42 on [***] in accordance with the Purchase Order. The passing of ownership in the Goods is without prejudice to any right of rejection to which G42 may be entitled under this Supply Contract or otherwise.
6.Works
6.1The Supplier is responsible for managing the health and safety issues arising from the provision of the Works and from working at the Delivery Location, excluding any negligent acts or omissions of G42 or an unsafe or hazard at G42’s site.
6.2The Supplier is responsible for evaluating in advance if any consents, licenses or approvals are needed to carry out the Works and to obtain such consent, licence or approval to the extent set forth in the Purchase Order.
6.3Whilst at the Delivery Location, the Supplier shall:
a)comply with G42’s safety and security standards, procedures and codes and any reasonable instructions and guidelines communicated to Supplier by G42 in writing prior to access to the Delivery Location;

b)[***] ensure minimal risk to the Supplier’s working environment and surrounding areas in its performance of this Supply Contract;
c)ensure that the Supplier does not create any unclean, unsafe and unnecessary obstructions in the Delivery Location;
d)[***] minimise any disruption caused to the business or activities of G42 by the Supplier performing its obligations pursuant to this Supply Contract. The Supplier shall consult with G42 on any possible disruption or interference prior to carrying out the relevant activity;
e)ensure that the Works are carried out in a thorough and manner complying with the applicable specifications set forth in the Purchase Order; and
f)store or remove any surplus Supplier’s Materials and clear away any of its waste or debris from the Delivery Location.
6.4If requested by G42, the Supplier shall notify G42 in advance of the names of all personnel working at the Delivery Location. The Supplier shall notify G42 at least [***] in advance in the event that the personnel need access to the Delivery Location outside of the [***] and shall ensure that any such access is fully supervised.
6.5The Supplier shall be responsible for all means and resources it requires to reach the full achievement of its commitments and obligations under this Supply Contract. The Supplier will provide (as appropriate) all tools, equipment and machinery necessary to supply the Goods and perform the Works and ensure such assets are properly kept and maintained. Risk in all tools, equipment and machinery shall remain with the Supplier at all times except to the extent caused by G42’s negligent acts or omissions. G42 is not required to provide access to any services unless agreed in advance in writing with G42.
6.6In the event that G42 supplies any material or tooling to the Supplier, these shall only be used for the purposes of the Works and the Supplier shall be fully responsible for and shall indemnify G42 in respect of any loss or damage to the same caused by the negligent acts of Supplier.
7.Undertakings, Representations and Warranties
7.1The Supplier represents, warrants and undertakes to G42 that:
a)it possesses and shall maintain all requisite, consents, certificates, licences, permits and authorisations to enter into this Supply Contract and for the performance of the Services;
b)it shall keep itself acquainted with and comply with all applicable laws;
c)it will ensure that its personnel, representatives and/or subcontractors comply with the confidentiality obligations under this Supply Contract;

d)it will comply with all its obligations in this Supply Contract and it will provide the Services with all care, skill and diligence and in accordance with Good Industry Practice;
e)it will ensure that the Services are free from any material Defect and of good workmanship,
f)not infringing any third party’s IPR and should there be any defects, deficiencies or illegalities caused by Supplier, shall resolve and/or rectify the same [***];
g)it will not nor will it permit or authorise the making of any announcement or reference to this Supply Contract, the Services or to G42 and /or its Affiliates, during the subsistence of this Supply Contract or after its termination or expiry or to use or exploit any name, insignia or logo of G42 or its Affiliates at any time in any manner;
h)it shall not knowingly or negligently take or do any action or permit or suffer any omission that would be detrimental to the goodwill associated with G42’s or its Affiliates’ names or create unfavourable publicity or bring disrepute to G42 or any of its Affiliates at any time.
7.2The Supplier further represents, warrants and undertakes to G42 that the Goods, the Works and all Supplier’s Materials, supplied by Supplier in the course of the provision of the Works shall:
a)conform to the specifications in the Purchase Order or otherwise communicated to the Supplier by G42 and shall otherwise meet the requirements of this Supply Contract;
b)comply with all applicable laws;
c)be of satisfactory quality;
d)be fit for their intended purpose to the extent expressly stated in the Purchase Order or made known to the Supplier by G42 in writing prior to the Commencement Date;
e)be free from Defects (including Defects of design, functionality, materials and workmanship) and will remain so for the Warranty Period;
f)not infringe the IPR of any third party;
g)operate and perform in accordance with their respective requirements and technical specifications set forth in the Documentation;
h)comply with any samples, prototypes, mock up or patterns accepted by G42;
i)be free and clean of all liens, claims and encumbrances or any defect in title;

j)operate in accordance with the Documentation and that the Documentation provides adequate instruction to enable G42 to make proper use of the Goods; and
k)incorporate only new equipment, material, components and substances which are suitable for use as part of the Goods or Works.
7.3The Supplier shall ensure that warranties offered by third parties in respect of the Goods or any part of the Goods are transferred to G42 on transfer of the title of the Goods or as soon after as is reasonably practical.
7.4Any violation or non-compliance with any of the representations, warranties and undertakings set out above, which are not cured within the applicable cure period set forth in clause 13 below, shall constitute a material breach of this Supply Contract.
8.Remedies
8.1Without prejudice to G42’s right to indemnification under clause 14, in the event that during the Warranty Period any Defect is discovered in the Goods, the Documentation or in any constituent parts thereof, the Supplier shall promptly (and, unless agreed otherwise with G42, within [***] remedy such Defect at no expense to G42. The requirement to correct Defects may be satisfied by the Supplier providing such permanent remedy as may be necessary to prevent a recurrence of the Defect and rectifying the Defect in such a manner as to ensure that the standard of performance, operation and appearance of the Goods, the Documentation or constituent part (as applicable) is not downgraded from the applicable specifications by virtue of the remedy.
8.2If any Defect is not rectified promptly (and, unless agreed otherwise with G42, within [***], Supplier will refund to G42 all payments for the non-conforming Goods or Service that proves Defective under the applicable warranty. clauses 8.1 and 8.2 above set forth G42’s sole and exclusive remedy for Goods and/or Services that do not comply with the limited warranties in clause 7.1(d), 7.1(e) and 7.2 above and are in lieu of any other right or remedy except for warranties for compliance with laws and infringement which are not limited by the remedy herein. No returns or warranty claims will be accepted by Supplier unless G42 has notified Supplier within the Warranty Period. Supplier acknowledges and agrees that [***] shall not apply to Supplier’s refund obligations under this clause 8.2.
8.3No inspection or testing or acceptance of the Goods shall relieve the Supplier of liability for any Defect in the Goods unless the Defect was discovered during the relevant testing or inspection and G42 elects to accept the Goods with the Defect subject to a reasonable abatement to the Fees agreed by G42.
8.4If the Supplier fails to complete to G42’s satisfaction the Services in accordance with the provisions in this Supply Contract, then G42 shall be entitled (i) to terminate this Supply Contract for material breach pursuant to clause 13.2; and/or (ii) to impose financial compensation in accordance with clause 13.3 or as otherwise mutually agreed by the

Parties in writing, which may include payment by the Supplier of Liquidated Damages to G42. Without prejudice to any other rights or remedies, should the Services be delayed and such delay continue for [***] (except to the extent a delay is due to a Force Majeure Event), G42 shall have the right terminate this Supply Contract for material breach pursuant to clause 13.2.
8.5Disclaimer. Notwithstanding anything to the contrary herein, the foregoing warranty shall not apply, and Supplier expressly disclaims any warranties or responsibility whatsoever with respect to non-conformance of Goods and/or Services or claims to the extent the non-conformity or claim is caused in whole or in part by: (i) compliance with G42’s specifications, designs, intellectual property, data or other G42 or third-party contributions; (ii) Goods that have been abused, damaged, altered or misused by any person or entity other than Supplier or its authorized representatives or agents after title passes to G42; (iii) Goods not used or maintained in a normal and proper manner, in accordance with the Documentation for such Goods provided by Supplier (iv) installation, storage, handling, warehousing or transportation by any party other than Supplier or its personnel or subcontractors not in accordance with the Documentation for such Goods provided by Supplier; (v) Goods being subjected to physical, thermal, or electrical stress, smoke or water damage outside the limits specified in the Documentation provided by Supplier; (vi) Goods tampered with, modified, altered, or repaired by anyone other than Supplier or its authorized representatives or agents (vii) the combination of the Goods with other materials, software or equipment not provided or authorized by Supplier; (viii) Goods moved by G42 or any third party not authorized by Supplier (other than the Supplier’s authorized representatives or agents) to another facility; (iv) Goods assigned, sold or transferred to an entity other than G42 or moved to any facility other than the facility in which such Goods were installed; (x) first articles, prototypes, pre-production units, evaluation units, test units or other similar Goods; (xi) inadequate utility service, failure of electrical or other energy supplies, incorrect physical environment, or other inadequate facilities or utilities, each as inadequacy is indicated in the instruction manuals and/or pre-installation instructions, or (xii) any Force Majeure Event. G42 acknowledges that Cerebras shall not be liable for any costs and expenses incurred to remedy or cure any Defect or non-conformance caused by the exclusions set forth in the Disclaimers in this clause 8.5(i) through (xii). EXCEPT AS EXPRESSLY SET FORTH IN THIS SUPPLY CONTRACT, THE GOODS, DELIVERABLES, SUPPLIER’S MATERIALS, PROJECT MATERIALS, RELATED DOCUMENTATION AND ALL SERVICES ARE PROVIDED “AS IS” AND SUPPLIER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. SUPPLIER DOES NOT WARRANT THAT THE USE OF ANY GOODS OR SERVICE WILL BE UNINTERRUPTED OR ERROR-FREE, NOR DOES SUPPLIER WARRANT THAT THE GOODS WILL PRESERVE OR MAINTAIN G42’S OR THIRD PARTY DATA WITHOUT LOSS. SUPPLIER SHALL NOT BE LIABLE FOR DELAYS, INTERRUPTIONS, SERVICE FAILURES OR OTHER PROBLEMS INHERENT IN USE OF THE INTERNET AND ELECTRONIC COMMUNICATIONS. SUPPLIER DOES NOT MAKE ANY WARRANTIES AND SHALL HAVE NO OBLIGATIONS WITH

RESPECT TO THIRD PARTY GOODS OR APPLICATIONS. The foregoing warranty, disclaimers and limited remedies do not apply to Software provided or made available by Supplier, which is governed by the EULA.
9.Payment
9.1Subject to the Supplier performing the Services and/or delivering the Goods in accordance with this Supply Contract, G42 shall pay to the Supplier the Fees as set forth in the mutually agreed upon Purchase Order.
9.2The Supplier shall be entitled to render invoices upon G42’s acceptance (or deemed legal acceptance) as set forth in this Supply Contract at the time and in the manner stated in Purchase Order. Payment shall be made in accordance with the payment terms set out in the Purchase Order, including with all supporting documents and information as may be required by G42 or by law. If an invoice is not presented in accordance with this clause 9.2 and the Purchase Order then G42 shall not be obliged to make any payment in relation to such invoice.
10.Intellectual Property Rights
10.1Each Party undertakes not to do or permit anything which may adversely affect the IPR of the other Party or its Affiliates, or assist or allow others to do so.
10.2If any part of the Services, Goods and/or the Deliverables include the Supplier’s Materials, as long as G42 is in compliance with its obligations under this Supply Contract and the EULA, the Supplier grants to G42 the relevant licenses which (i) are non-exclusive, worldwide, non-assignable[***], perpetual and irrevocable; (ii) entitle G42 and its Affiliates to use the Services, Goods and/or the Deliverables and all such Supplier’s Materials which have been included into the Services, Goods and/or the Deliverables; and (iii) are fully paid-up and not subject to any on-going or additional fees, royalties or charges.
10.3The title and interest in and to the Project Materials shall belong exclusively to G42 free from all encumbrances upon creation. The Supplier shall, at no cost to G42, do all things necessary to assign or procure the necessary assignments to G42 for all IPR relating to the Project Materials and shall waive or procure the necessary waivers on all moral rights that exist or may exist in the Project Materials. Notwithstanding anything to the contrary, G42 agrees that Supplier retains all rights, title and interest in and to the Supplier’s Materials.
10.4G42 shall not and shall not permit any of third party to disassemble, reverse compile, reverse engineer, decompile, download, copy, or otherwise translate the Supplier’s Materials, whatsoever. Neither Party may use the other Party’s trade secrets, trademarks, trade names, service marks, logos, domain names, patents, copyrights, or other IPR other than as expressly set forth in this Supply Contract or the EULA, except upon the express written consent of the other Party. G42 shall not and shall not permit any third party to remove, obscure, or alter any propriety rights notices (including copyright, trademark, trade secret, domain names, and patent notices) which may be affixed to or contained within the Goods or Supplier’s Materials. Notwithstanding anything to the contrary herein, Supplier may freely use and incorporate (without any compensation to G42) into Supplier’s products and services any suggestions, enhancement requests, recommendations, corrections, or other feedback provided by G42 or by any users of the Services relating to Goods or Services.
11.Confidentiality and Announcements
11.1Each Party shall keep all Confidential Information of the other Party in strictest confidence and shall (i) not use the other Party’s Confidential Information for any purpose other than the fulfilment of its obligations under this Supply Contract; (ii) not disclose the Confidential Information to any third party without the prior written consent of the disclosing Party; and (iii) protect and treat all Confidential Information with the same degree of care as it uses to protect its own confidential information and in no event less than Good Industry Practice.
11.2The Supplier may disclose the Confidential Information to its personnel, Affiliates, representatives and subcontractors only to the extent strictly necessary for the performance of the Services and on a need-to-know basis only, subject always to each such person entering into a written confidentiality undertaking with the Supplier on terms similar to this clause 11 prior to such disclosure.
12.Force Majeure
Neither Party will be in breach of this Supply Contract if it is unable to perform or fulfil its obligations as a result of the occurrence of a Force Majeure Event.
13.Termination
13.1G42 shall be entitled to terminate this Supply Contract [***] on giving the Supplier written notice of termination; provided however, G42 shall have no right to terminate any Purchase Order or any Support Subscription other than for Supplier’s uncured breach as set forth in clause 13.2 below.
13.2Each Party shall have the right to terminate this Supply Contract [***] by written notice to the other Party if the other Party is in material breach of any of its obligations under this Supply Contract and either that breach is incapable of remedy or the breaching Party has failed to remedy that breach within [***] of receiving written notice requiring it to remedy that breach.
13.3If G42 terminates this Supply Contract pursuant to clause 13.1, G42 shall pay to the Supplier the outstanding Fees in any Purchase Order, and for Deliverables properly delivered or carried out prior to the effective date of termination on a pro rata basis. If either Party exercises its rights of termination under clause 13.2, the non-breaching Party shall be entitled to claim damages and compensation pursuant to any losses, costs and/or expenses suffered or incurred pursuant to the breach subject to the limitation of liability set forth in clause 14.4 below.
13.4G42 shall not be liable to the Supplier for any losses, claims, damages, fees, liabilities, costs or expenses suffered or incurred by the Supplier resulting from any termination of this Supply Contract (except for the amounts set forth on Purchase Orders which cannot be terminated), except due to termination due to G42’s breach beyond the applicable cure periods.
13.5Upon expiry or termination of this Supply Contract, the Supplier shall, at no additional cost to G42 (except for termination due to G42’s uncured breach), and without limitation (i) [***] deliver to G42 or, if instructed by G42, thoroughly destroy, and permanently erase the G42 Confidential Information, all Deliverables and Project Materials (in any state of completion) and any other materials or documents relating to the business of G42, its Affiliates, the Services or the Project that are in the Supplier’s possession or control. The Supplier must also ensure that anyone to whom it has supplied any G42 Confidential Information returns, destroys or permanently erases (to the extent technically practicable) such G42 Confidential Information and any copies made thereof; (ii) [***] and entirely remove, cancel and/or terminate all access previously granted or made available by G42 to the Supplier to access any premises, systems or equipment pursuant to this Supply Contract; (iii) return to G42 all security passes, access cards and/or identification cards (including any passwords), provided in connection to the provision of the Services; and (iv) ensure a smooth transition to any actual or potential replacement Supplier appointed by G42 (if any). Upon termination of this Supply Contract for cause pursuant to clause 13.2 due to G42’s breach or insolvency, all licenses granted to G42 to use the Supplier’s Materials will immediately cease (to the extent the Fees for the relevant Supplier’s Materials are not yet paid) and G42 will make any Goods not yet paid for available for collection by Supplier, and, to the extent the Fees for the relevant Documentation or Supplier’s Materials (as applicable) are not yet paid, G42 shall: (A) [***] return to Supplier all such Documentation, and other Supplier’s Materials in its possession and control; and (B) have no further rights to use such Supplier’s Materials immediately upon expiration or termination herein.
13.6Any expiry or termination of this Supply Contract shall not affect any accrued rights or liabilities of either Party. clauses 10, 11, 13, 14, 18 and 19 shall remain in full force and effect notwithstanding any termination or expiry of this Supply Contract.
13.7The Parties acknowledge and agree that the entitlement to terminate this Supply Contract pursuant to this clause 13 is in accordance with the meaning of consent and mutual consent under applicable laws, and that a court order will not be required to give effect to any termination of this Supply Contract under this clause 13.
14.Liability and Indemnity
14.1Each Party shall indemnify and hold harmless the other Party and its Indemnified Persons from all claims, damages, liabilities and losses suffered or incurred by the other

Party or its Indemnified Persons arising out of or in connection with any claim by a third party for death, personal injury or damage to property arising out of: [***].
14.2Subject to clause 14.2(a), 14.2(b) and 14.2(c) below, Supplier shall indemnify G42 and its Indemnified Persons in full against all liabilities, costs, expenses, damages and losses [***] suffered or incurred by G42 to the extent arising out of, or in connection with any third party claim made against G42 for [***].
a)Notwithstanding anything to the contrary herein, Supplier shall be relieved of all liability and the above indemnity obligations to the extent that: (i) the Goods, Deliverables, Supplier’s Materials, or the Project Materials (including any software embedded therein) are not used or maintained in a normal and proper manner, in accordance with the Documentation provided to G42; (ii) the liability or indemnification obligation arises out of improper installation, storage, handling, warehousing or transportation by any party other than Supplier (including its authorized agents and representatives); (iii) the Goods, Deliverables, Supplier’s Materials, or the Project Materials (including any software embedded therein) were or are subjected to unusual physical, thermal, or electrical stress, smoke or water damage; (vi) the Goods, Deliverables, Supplier’s Materials, or the Project Materials that were or are moved, tampered with, modified, altered, or repaired by anyone other than Supplier (or its authorized representatives or agents); [***].
b)If any third party makes a claim, or notifies an intention to make a claim against G42 or its Indemnified Persons, G42 shall: (i) [***] give Supplier written notice of the claim, specifying the nature of the claim in reasonable detail; (ii) not make any admission of liability, agreement or compromise in relation to the claim without Supplier’s prior written consent; (iii) give Supplier and its professional advisers access at reasonable times (on reasonable prior notice) to personnel and to any relevant assets, accounts, documents and records within G42’s power or control, so as to enable Supplier and its professional advisers to examine them and to take copies for the purpose of assessing the claim; and (iv) [***] against any claim, liability, costs, expenses, damages or losses which may be incurred, take such action as Supplier may reasonably request to avoid, dispute, compromise or defend the claim.
c)The [***] shall not apply [***] and this clause 14.2 shall survive termination of this Supply Contract; provided however, the following shall apply to infringement claims. Supplier may at its sole option:
(i)procure, at no cost to G42, the right to continue using the Goods on a non-infringing basis;
(ii)replace or modify the Goods to render it non-infringing; or

if, in Supplier’ reasonable opinion, neither (i) nor (ii) above are commercially feasible, immediately terminate this Supply Contract with regard to such infringing Goods and refund to Customer any pre-paid fees for use of the Goods.
14.3The Supplier shall maintain at all times industry standard insurance policy or policies adequately insuring the Supplier against potential liabilities under this Supply Contract to an extent and to limits that would be reasonably expected in accordance with Good Industry Practice and applicable laws.
14.4Limitation of Liability.
a)Indirect Damages Exclusion. SUBJECT TO CLAUSE 14.4.c. BELOW, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER ANY CONTRACT, TORT, STATUTORY, INDEMNITY OR OTHER LEGAL OR EQUITABLE THEORY, INCLUDING NEGLIGENCE, FOR [***] EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.
b)Total Liability Cap. SUBJECT TO CLAUSE 14.4.c. BELOW, EACH PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR IN CONNECTION WITH ANY GOODS, SOFTWARE, SERVICES OR ANY OTHER ASPECTS OF THIS SUPPLY CONTRACT WILL NOT EXCEED: [***] CLAUSE 14(a) AND THIS CLAUSE 14(b) WILL NOT APPLY TO: [***] BUT SHALL OTHERWISE APPLY, NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.
c)Exceptions. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, CLAUSE 14.4.a. AND 14.4.b. ABOVE SHALL NOT APPLY TO [***].
15.Export
15.1Subject to Supplier’s obligations under clauses 15.2 and 15.3, neither Party shall export, directly or indirectly, any technical data acquired from the other Party under this Supply Contract (or any Goods, including software, incorporating any such data) in breach of any applicable laws or regulations in relation to export control (“Export Control Laws”), including United States export laws and regulations, to any country for which the government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval. Each Party undertakes: (i) contractually to oblige any third party to whom it discloses or transfers any such data or Goods to make an undertaking to it in similar terms to the one set out above; and (ii) if requested, to provide the other Party with any reasonable assistance, at the reasonable cost of the other Party, to enable it to perform any activity required by any competent government or agency in any relevant jurisdiction for the purpose of compliance with any Export Control Laws. Unless the Parties agree otherwise, Supplier will be the Exporter of Record for all Goods, Works, Services, Deliverables or other materials delivered to G42. As Exporter of Record, Supplier will be responsible for obtaining necessary export licenses and other government approvals required for export, and for preparing export documentation such as commercial invoices, shipper’s export declarations, and international waybills. The relevant Purchase Order will specify which party is the Importer of Record; and which party bears responsibility for import documentation and other fees, including but not limited to VAT and duties.
15.2Supplier represents, warrants and undertakes to G42 that Supplier’s supply of the Goods, Works, Services and Deliverables under this Supply Contract (including their export from the United States of America to the United Arab Emirates) will not violate or require a license or approval under any applicable law or regulations, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations and/or any other applicable laws and/or regulations that govern the unauthorized export, reexport or transfer of any item, including technical data.
15.3To the extent the supply of any Goods, Works, Services or Deliverables under this Supply Contract (including their export from the United States of America to the United Arab Emirates) does require a license or approval, or violates any such laws and/or regulations, Supplier will, at G42’s option: (i) if the supply of the relevant Goods, Works, Services or Deliverables is prohibited under any such applicable laws and/or regulations, refund to G42 all sums received by Supplier in respect of any affected Goods, Works, Services and Deliverables; and (ii) if the supply of the relevant Goods, Works, Services or Deliverables is permitted under license or approval, obtain such license or approval [***].
16.Notices
Any notice to be served under this Supply Contract shall be in writing and sent to the address of the Party as set out in the Purchase Order. A notice shall be effective upon evidenced receipt.
17.Governing Law and Dispute Resolution
This Supply Contract and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales. Each Party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Supply Contract or its subject matter or formation. The Parties expressly agree that the UN Convention on Contracts for the International Sale of Goods shall not apply and is hereby explicitly excluded.
18.Assignment and Subcontracting
18.1
a)This Supply Contract is personal to the Supplier. The Supplier shall not assign, delegate, transfer, charge, factor or otherwise dispose of all or any of its rights and responsibilities under this Supply Contract unless it obtains G42’s prior written consent.
b)Subject to clause 18.1(c), the benefit of this Supply Contract including the benefit of the warranties in this Supply Contract shall be freely assignable by G42. In particular, G42 may assign any of its rights/obligations under this Supply Contract to a third party upon reasonable notice where such assignment is required as part of a business sale or acquisition, restructuring of G42 or similar.
c)Hosting and End-Users. To the extent G42 sells or otherwise grants access or use to the Goods, Services and/or Software to any third party, G42 agrees that all such access and use shall at all times be subject to the terms of this Supply Contract, including but not limited to Supplier’s liability under the limited warranties (if any), disclaimers, exculpations and limitations on liability contained herein and therein. To the extent that any marketing, sale or resale of the Goods, Services and/or Software by G42 to a third party fails to comply with this clause 18.l(c), any such marketing, sale or resale shall invalidate the applicable warranties provided by Supplier hereunder.
18.2The Supplier may only subcontract any of its obligations under this Supply Contract if:
a)the Supplier obtains the prior written consent of G42 (not to be unreasonably withheld or delayed), supplying all information reasonably required by G42;
b)the Supplier shall at all times remain liable to G42 for the performance of all its duties and obligations under this Supply Contract;
c)the Supplier shall require any sub-contractor to be bound by all appropriate obligations corresponding to those placed on the Supplier under this Supply Contract;
d)the Supplier shall require the sub-contractor not to subcontract or otherwise delegate its responsibilities;
e)the Supplier shall retain the right to terminate any agreement with any sub contractor if there is any material breach by the sub-contractor of such an agreement; and
f)on G42’s option require any such sub-contractor to covenant directly with G42 to observe and perform the obligations placed on the Supplier by this Supply Contract.
19.General
19.1Nothing in this Supply Contract shall constitute or be deemed to constitute a relationship of an agency, partnership or joint venture between the Parties.

19.2No failure of any Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Supply Contract shall operate as a waiver of that right. A waiver of any right must be in writing.
19.3Any amendment to this Supply Contract shall be made in writing and signed by both of the Parties.
19.4If any term of this Supply Contract is or becomes illegal, invalid or unenforceable, that shall not affect the legality, validity or enforceability of any other term of this Supply Contract.
19.5This Supply Contract (including its Exhibit) contains the whole agreement between the Parties relating to the transactions contemplated by this Supply Contract and supersedes all previous written or verbal agreements between the Parties relating to those transactions and excludes all other terms and conditions which may have been submitted, whether in writing or verbally, by the Supplier.
19.6This Supply Contract may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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